EXHIBIT 23.3

[Letterhead of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 to be filed by Charles River Laboratories International, Inc. on or around October 18, 2004, of our report dated February 20, 2004, relating to the financial statements of Inveresk Research Group, Inc., which appears in the Annual Report on Form 10-K of Inveresk Research Group, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
     Edinburgh
     United Kingdom

     October 18, 2004